                      RETAIL FUND PARTICIPATION AGREEMENT

      THIS AGREEMENT, made and entered into this 27th of October, 2014, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY") acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company ("MASSMUTUAL"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), Investment Managers Series Trust ("FUND COMPANY") on behalf of each of its series listed on Schedule A, as may be amended from time to time (hereinafter, the "FUNDS"), and IMST Distributors, LLC (hereinafter the "UNDERWRITER").

                                  WITNESSETH:

      WHEREAS, beneficial interests in each Fund represent the interest in a particular managed portfolio of securities and other assets of the Fund (collectively, the "PORTFOLIOS"); and

      WHEREAS, the Fund Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT"), and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

      WHEREAS, the Company issues certain group variable annuity contracts and variable funding agreements (the "CONTRACTS") in connection with retirement plans ("PLANS") intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, on January 1, 2013, MassMutual acquired the Company's Retirement Plans Group business (the "RPG BUSINESS"); and

      WHEREAS, in connection with the acquisition, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013, relating to the RPG Business associated with and including the Contracts, Separate Accounts, and the Company's servicing agreements with the Plans; and

      WHEREAS, pursuant to said Administrative Services Agreement dated January 1, 2013, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company's obligations with respect to such RPG Business; and

      WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

      WHEREAS, Oak Ridge Investments, LLC (the "ADVISER") is the investment adviser with respect to the Portfolio of each Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), and any applicable state securities laws; and

      WHEREAS, the Underwriter is the principal underwriter for the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the


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Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter, "FINRA"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Funds are authorized to sell such shares to the Separate Accounts at net asset value.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund Company and the Underwriter agree as follows:

               ARTICLE I. Purchase and Redemption of Fund Shares.

      1.1 The Fund Company, on behalf of each Fund, agrees to sell to the Company those Fund shares which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by each Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of each Fund for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by a Fund; provided that the Fund receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 10:00 a.m. Eastern Time on the next following Business Day. Each Fund will receive all orders to purchase its shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. Each Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for each Fund's shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from a Fund's designated Settling Bank to the NSCC. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which each Fund calculates it net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows the Funds and the Company to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by each Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

      If the Company is somehow prohibited from submitting purchase and settlement instructions to a Fund for its shares via the NSCC's DCC&S platform the following shall apply to this Section:

      The Fund Company, on behalf of each Fund,agrees to sell the Company those Fund shares which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by each Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of each Fund for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by a Fund; provided that the Fund receives notice (via email and/or facsimile) of such order by 10:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Fund shares by 5:00 p.m. Eastern Time on the same Business Day it places an order to purchase shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the relevant Fund's designated custodian.

      1.2 The Fund Company, on behalf of each Fund,agrees to make Fund shares available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees of the Fund Company (hereinafter the "TRUSTEES") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund


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if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

      1.3 The Fund Company, on behalf of each Fund,agrees to redeem for cash, upon the Company's request, any full or fractional shares of a Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of each Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by a Fund; provided the relevant Fund receives notice of such request for redemption via the NSCC by 10:00 a.m. Eastern Time on the next following Business Day. Each Fund will receive all orders to redeem Portfolio shares using the NSCC's DCC&S platform. Each Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by 5:00 p.m. Eastern Time by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day a Fund receives notice of the redemption order from the Company; provided that the Fund receives notice by 10:00 a.m. Eastern Time on such Business Day.

      If the Company is somehow prohibited from submitting redemption and settlement instructions to a Fund for its shares via the NSCC's DCC&S platform the following shall apply to this Section:

      The Fund Company, on behalf of each Fund, agrees to redeem for cash, upon the Company's request, any full or fractional shares of a Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee each the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by a Fund; provided the relevant Fund receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire by 5:00 p.m. Eastern Time to the Separate Account as designated by the Company, on the same Business Day a Fund receives notice of the redemption order from the Company provided that the Fund receives notice by 10:00 a.m. Eastern Time on such Business Day.

      The Fund Company, on behalf of each Fund, agrees to provide the Company or its designee, by 2:00 p.m. Eastern Time on each Business Day, the total number of Fund shares held by each Separate Account as of the close of the immediately preceding Business Day.

      1.4 The Company will place separate orders to purchase or redeem shares of each Fund.

      1.5 Issuance and transfer of a Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account.

      1.6 Each Fund or its designee shall furnish prior day and same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's shares in the form of additional shares of that Fund. Each Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by a Fund.


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


      1.7 Each Fund or its designee shall make the (i) net asset value per share of each class of Fund shares and (ii) income accrual factors, dividend, and capital gains information available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 6:30 p.m. Eastern Time on such Business Day.

      1.8(a) If a Fund provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Fund's shares purchased or redeemed to reflect the correct net asset value per share.

      1.8(b) The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Fund Company, on behalf of each Fund, shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by a Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund or its agents for any material losses incurred by the Fund or its agents as a result of the incorrect calculation. Should a material miscalculation by a Fund or its agents result in a gain to Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. Representations and Warranties

      2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

      2.2 The Fund Company, on behalf of each Fund, represents and warrants that (i) the Fund's shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Trustees.

      2.3   The Fund Company, on behalf of each Fund, represents that the Fund
(a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or might not so qualify in the future.

      2.4 To the extent that a Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund Company, on behalf of the Fund, represents that the Trustees, including a majority of the Trustees who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

      2.5 The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

      2.6 The Fund Company represents that it is lawfully organized and validly existing as a Delaware statutory trust under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

      2.7 The Fund Company represents and warrants that all of its Trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of each Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

      2.8 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of a Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

      2.9 The Fund Company represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for each Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

      2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of a Fund's shares pursuant to this Agreement.


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


      2.11 The Company represents that it has adopted written policies and procedures reasonably designed to discourage frequent and/or disruptive trading in Fund shares. The Company and the Fund Company, on behalf of each Fund, agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Funds and have entered into the a "shareholder information agreement" under Rule 22c-2 attached as EXHIBIT 1 to this Agreement, effective as of the date of this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

      3.1 Each Fund shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Fund shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print a Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

      3.2(a) each Fund shall provide the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

      3.2(b) Each Fund shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Fund shall pay for all costs for typesetting, printing and distributing proxy materials.

      3.3. Each Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Company or such other person as the Fund may designate.

      3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by a Fund to Contract owners to whom voting privileges are required to be extended and shall:

             A.    solicit voting instructions from Contract owners;

             B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

             C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue


                                       6
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                   Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

      3.5 Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

                   ARTICLE IV. Sales Material and Information

      4.1 The Company shall furnish, or shall cause to be furnished, to the Fund Company, each Fund and the Underwriter each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund Company, the Fund, the Adviser or the Underwriter is described, at least five business days prior to its use. No such literature or material shall be used without prior approval from the Fund and the Underwriter.

      4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of a Fund or concerning a Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in other material approved by the Fund and the Underwriter.

      4.3 Each Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within two Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

      4.4 None of the Fund Company, the Funds or the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

      4.5 Each Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

      4.6 The Company will provide to each Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.


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      4.7    For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

      4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund Company or the Funds and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund Company, the Funds and the Underwriter. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund Company and the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

      4.9 The Fund Company, the Funds and the Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in Section 4.3, the Fund Company, the Funds and the Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund Company, the Funds and the Underwriter shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

      5.1 Each Fund and/or the Underwriter, as applicable, shall pay or cause to be paid, the fees and expenses provided for in the attached SCHEDULE B. If the Underwriter is required to pay any fees pursuant to this Agreement, the Underwriter shall be obligated to make such payments only after, for so long as and to the extent that the Underwriter receives such payments from the applicable Fund. The Company represents that it is eligible to receive any such payments made to Company pursuant to this Agreement.

                          ARTICLE VI. Indemnification

      6.1    Indemnification by the Company

             (a) The Company agrees to indemnify and hold harmless the Fund Company, each Fund, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund Company, each Fund or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

                   (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund Company or a Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (ii) arise out of or as a result of (A) statements or representations by or on behalf of the Company (other than statements or representations contained in a Fund registration statement, Fund prospectus or sales literature or other promotional material of a Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund Company, a Fund, the Underwriter or the Adviser); or (B) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                   (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of a Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund Company, the Fund or the Underwriter by the Company or persons under its control; or

                   (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                   (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.4 hereof.

             (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

             (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

      6.2    Indemnification By the Underwriter

             (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares that it distributes or the Contracts and:

                   (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for a Fund or sales literature or other promotional material of a Fund (or any amendment or supplement to any of the foregoing) provided to the Company by the Underwriter (and used by the Company on the terms and for the period specified by the Underwriter or stated in such material) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund Company, a Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for a Fund or in sales literature of a Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (ii) arise out of or as a result of the Underwriter's willful misfeasance, bad faith or gross negligence in the performance of the Underwriter's duties and obligations hereunder or the Underwriter's reckless disregard thereof; or

                   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

                   (iii) arise as a result of any material failure by the Underwriter to perform its duties and obligations under the terms of this Agreement; or

                   (iv) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter ; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

             (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

             (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of the Separate Accounts.

      6.3    Indemnification by the Fund Company

             (a) The Fund Company, on behalf of each Fund, agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Company or a Fund, as applicable) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

                   (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for a Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing) provided by the Fund Company or the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund Company, the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

                   (ii) arise out of or as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or persons under the control of the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

                   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

                   (iii) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                   (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

             (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

             (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

      6.4    Indemnification Procedure

             (a) Any person obligated to provide indemnification under this
Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

             (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; or

             (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

      7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

      7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                        ARTICLE VIII. Term & Termination

      8.1 (a) This Agreement may be terminated by the Fund Company or by the Underwriter at any time, without payment of any penalty, on 60 days' written notice to the Company, by (i) a vote of a majority of the Independent Trustees of the Fund Company or (ii) the Underwriter, respectively.

      8.1 (b) This Agreement may be terminated by the Company with respect to the Underwriter or the Fund Company or any Fund at any time, without payment of any penalty, upon 60 days' written notice to the Underwriter and the Fund Company.

      8.1 (c) This Agreement may be terminated at any time without payment of any penalty by any party to the Agreement for cause, effective upon the date of sending notice to the other parties. Cause for such termination may include a material violation by one or more of the other parties of the Agreement; commencement of bankruptcy, liquidation, or similar proceedings respecting one or more of the other parties; or institution of formal proceedings against one or more of the other parties by the Financial Industry Regulatory Authority, the SEC, the Department of Labor, the Internal Revenue Service, or any other governmental or regulatory body with respect to the other party or, in the case of termination by the Company, the Adviser, provided that the terminating party has a reasonable belief that the institution of formal proceedings will have a material adverse impact on the terminating party or a material adverse impact on the ability of the party subject to the proceeding to meet its obligations under this Agreement. A party's failure to terminate for any cause shall not constitute a waiver of such party's right to terminate at a later date for any such cause.

      8.2    Effect of Termination

(a) Notwithstanding any termination of this Agreement and subject to Section 1.2 of this Agreement, the Company may require a Fund to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

(b) A Fund and/or the Underwriter, as applicable, shall remain obligated to pay or cause to be paid to Company the fees in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

(c) In the event of the insolvency or liquidation of the Company, fees shall continue to be payable directly to the Company or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by the Company or its liquidator, receiver, conservator or statutory successor.

(d) Notwithstanding the foregoing, if the Underwriter is required to pay any fees pursuant to this Agreement, the Underwriter shall be obligated to make such payments only after, for so long as and to the extent that the Underwriter receives such payments from the applicable PortfolioFund.

                              ARTICLE IX. Notices

      9.1      (a)     Any notice shall be deemed duly given only if sent by
hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

            If to the Company:

                   Massachusetts Mutual Life Insurance Company
                   As Administrator for Hartford Life Insurance Company 100 Bright Meadow Blvd. Enfield, Connecticut 06082
                   Attention: RS Fund Operations, MIP M200-INVST
                   Telephone: (860) 562-2470
                   Facsimile: (860) 562-2283

            with a copy to:

                   Law Department, Retirement Services
                   Massachusetts Mutual Life Insurance Company
                   100 Bright Meadow Blvd.
                   Enfield, Connecticut  06082

            If to the Fund Company and/or a Fund:

                   Investment Managers Series Trust
                   C/O UMB Fund Services
                   235 W Galena Street
                   Milwaukee, WI  53212-3948

            If to the Underwriter:

                   IMST Distributors, LLC
                   Three Canal Plaza, Suite 100
                   Portland, Maine 04101
                   Attention: Legal Department



                            ARTICLE X Miscellaneous

      10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

      10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

      10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

      10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds.

      10.9 The Company acknowledges and agrees that the obligations of the Fund Company pursuant to this Agreement with respect to any particular Fund shall be limited solely to the assets of that Fund, and that the Company shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, or the Trustees, officers, employees or agents of the Fund Company or the Funds, or any of them.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.


HARTFORD LIFE INSURANCE COMPANY                   INVESTMENT MANAGERS SERIES
                                                  TRUST, on behalf of each Fund
By Massachusetts Mutual Life Insurance Company
Its Administrator

By: /s/ Brian Haendiges                           By: /s/ Rita Dam
    ----------------------------                      ----------------------------
Name: Brian Haendiges                             Name: Rita Dam
      --------------------------                        --------------------------
Title: Senior Vice President                      Title: Treasurer
       -------------------------                         -------------------------

IMST DISTRIBUTORS, LLC


By: /s/ Mark Fairbanks
    ----------------------------
Name: Mark Fairbanks
      --------------------------
Title: President
       -------------------------

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

--------------------------------------------------------------------------------
Name of Separate Account
--------------------------------------------------------------------------------
Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B

In consideration of the services provided by the Company, each Fund and/or the Underwriter, as applicable, agrees to pay or cause to be paid to the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in the Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month.

For all series of Investment Managers Series Trust, currently or in the future, advised by Oak Ridge Investments, LLC.

                                                          SERVICE
FUND                                               FEES          12B-1 FEES
---------------------------------------------------------------------------
All Class A Shares                                 0.25%            0.25%
All Class C Shares                                 0.30             1.00
All Class K Shares                                 0.00             0.00
All Class I Shares and Class Y Shares              0.13             0.00

                                   EXHIBIT 1
                  RULE 22c-2 SHAREHOLDER INFORMATION AGREEMENT

      THIS AGREEMENT is entered into as of October 17, 2014 by and between (i) Hartford Life Insurance Company ("we" or "us") and (ii) ****Investment Managers Series Trust** ("you"), on behalf of each of its series** listed on Annex A, as may be amended from time to time (each a "Fund" and together the "Funds").

      WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the Fund or its transfer agent; and

      WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

      (a) "ACCOUNT" means an insurance company separate account sponsored or administered by us.

      (b) "BUSINESS DAY" means any day that the New York Stock Exchange is open for trading.

      (c) "CONFIDENTIAL INFORMATION" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time,
(ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.

      (d) "CONTRACT" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

      (e) "FUND POLICIES" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

      (f) "INDIRECT INTERMEDIARY" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

      (g) "SHAREHOLDER" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

      (h) "SHAREHOLDER-INITIATED TRANSFER PURCHASE" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.

      (i) "SHAREHOLDER-INITIATED TRANSFER REDEMPTION" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

      (j) "WRITTEN" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2. AGREEMENT TO PROVIDE REQUESTED SHAREHOLDER INFORMATION. Effective as of the date of this Agreement, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

      (a) the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");

      (b) the individual Contract number or participant account number associated with the Shareholder;

      (c) the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and

      (d) any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made to us directly via e-mail at:

                      RSFundOps22c2Requests@massmutual.com

or such other address we may communicate to you in writing from time to time.

3. PERIOD COVERED BY REQUEST AND FREQUENCY OF REQUESTS. Requests to provide Shareholder Information shall set forth the specific period for which it is sought. In no event shall such period begin more than six months prior to the date of the request for information or cover a period greater than thirty (30) days. You will not request information more often than once in any twelve-month period except for good cause. For purposes of this Agreement, good cause will exist where you have a reasonable belief that Shareholder transactions submitted to the Fund indicate potential market timing or excessive trading activity or other violation of Fund Policies.

4. FORM AND TIMING OF RESPONSE; PROCEDURES REGARDING INDIRECT INTERMEDIARIES.
(a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

5. LIMITATION ON USE OF INFORMATION. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6. AGREEMENT TO RESTRICT TRADING. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address: RSFundOps22c2Requests@massmutual.com, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

                  Massachusetts Mutual Life Insurance Company
                       1295 State Street, MIP M200-INVST
                             Springfield, MA 01111


7. FORM OF INSTRUCTIONS. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

      (a) the fund account number;

      (b) the Shareholder's TIN, ITIN or GII, if known;

      (c) the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

      (d) the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and

      (e) a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8. TIMING OF RESPONSE. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.

9. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10. TERMINATION. This Agreement will terminate upon the termination of the Fund Participation Agreements.

11. AMENDMENT. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

12. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.


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


13. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

HARTFORD LIFE INSURANCE COMPANY
BY MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
ITS ADMINISTRATOR



By: /s/ Brian Haendiges
    --------------------------------------
Name: Brian Haendiges
      ------------------------------------
Title: Senior Vice President
       -----------------------------------

**INVESTMENT MANAGERS SERIES TRUST
ON BEHALF OF EACH OF ITS SERIES LISTED ON ANNEX A**

By: /s/ Rita Dam
    --------------------------------------
Name: Rita Dam
      ------------------------------------
Title: Treasurer
       -----------------------------------

         Address for communications:
         ** Investment Managers Series Trust
         2220 E. Route 66, Suite 226
         Glendora, CA  91740**


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